UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 2, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                  (a)           On August 2, 2005, Apogee Technology, Inc. (“Apogee”) received notice from the Staff of the American Stock Exchange (“AMEX”) indicating that AMEX has determined to proceed with an application to the Securities and Exchange Commission to remove the common stock of Apogee from listing and registration on AMEX.  This action, which is being appealed by Apogee, is being taken because Apogee is no longer in compliance with the AMEX’s continuing listing standards due to the failure to file its Annual Report on Form 10-KSB for the year ended December 31, 2004 and a Quarterly Report on Form 10-QSB for the period ended March 31, 2005.  This reporting delinquency is a violation of Sections 134, 1101 and 1003(d) of the AMEX Company Guide.

                  Apogee has appealed this determination by submitting an application for a written submission to the AMEX Listing Qualifications Panel.  During the period prior to the determination on the written submission the Company’s stock will continue to trade on the AMEX.  There can be no assurance that Apogee’s request for continued listing will be granted.  Apogee and its auditors are working diligently toward completing the required financial statements necessary to complete and file the necessary reports under the Securities Exchange Act of 1934, as amended, and in turn regain AMEX compliance prior to the written submission hearing date.

                  A copy of Apogee’s press release dated August 9, 2005, relating to the delisting notice from the AMEX, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements And Exhibits.

(c)	Exhibits

99.1	Press release dated August 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: August 9, 2005	By:	//s// Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board